UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2011
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)
212-578-2211
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EX-99.1

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 25, 2011, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) approved cash fees of $33,333 to C. Robert Henrikson for his services as non-executive Chairman from November 1, 2011 through December 31, 2011. Mr. Henrikson will also receive a pro rata portion of the annual retainer fees provided under the Company’s Board compensation arrangements for services as a director during this period: $43,000 split equally between cash and shares of the Company’s common stock based on the closing price of those shares on the date of grant, November 1, 2011. As previously disclosed, Mr. Henrikson will no longer serve as an employee beginning on November 1, 2011.
Item 7.01.     Regulation FD Disclosure.
     On October 25, 2011, the Company issued a press release announcing: (i) that the Board had declared an annual dividend on common stock; and (ii) commenting on Company capital distribution matters. A copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.
Item 9.01     Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits

99.1	Press release of MetLife, Inc. dated October 25, 2011: (i) announcing that its Board of Directors had declared an annual dividend on common stock; and (ii) commenting on Company capital distribution matters. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase

Name:	Christine M. DeBiase
Title:	Vice President and Secretary
Date: October 28, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release of MetLife, Inc. dated October 25, 2011: (i) announcing that its Board of Directors had declared an annual dividend on common stock; and (ii) commenting on Company capital distribution matters. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.